EXHIBIT 10.6

REORGANIZATION AGREEMENT

This REORGANIZATION AGREEMENT (this “Agreement”), dated as of October 7, 2019, is entered into by and among (a) Baldwin Risk Partners, LLC, a Delaware limited liability company (the “Company”); (b) Baldwin Insurance Group Holdings, LLC, a Florida limited liability company (“BIGH”); L. Lowry Baldwin; Laura R. Sherman; The Laura R. Sherman GRAT 2019-1, dated September 30, 2019; The Laura R. Sherman GRAT 2019-2, dated September 30, 2019; Elizabeth H. Krystyn; The Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust I, dated September 30, 2019; The Elizabeth H. Krystyn 2019 Grantor Retained Annuity Trust II, dated September 30, 2019; Trevor L. Baldwin; Kristopher A. Wiebeck; The Kristopher A. Wiebeck 2019 Grantor Retained Annuity Trust, dated September 30, 2019; John A. Valentine; The John A. Valentine 2019 Grantor Retained Annuity Trust, dated September 30, 2019; Daniel Galbraith; Bradford L. Hale; Joseph D. Finney; The Villages Invesco, LLC, a Florida limited liability company, and Christopher J. Stephens (each a “Pre-Reorganization LLC Member”), (c) BRP Group, Inc., a Delaware corporation (“Pubco”), and (d) each Person executing a joinder to this Agreement as a Pre-Reorganization Subsidiary LLC Member (as defined below).

RECITALS:
WHEREAS, the Board of Directors of Pubco (the “Board”) has determined to effect an underwritten initial public offering (the “IPO”) of Pubco’s Class A Common Stock (as defined below);
WHEREAS, the parties hereto desire to enter into the Reorganization Documents (as defined below) and effect the other Reorganization Transactions (as defined below) to facilitate completion of, or otherwise in connection with, the IPO.
OPERATIVE TERMS:
NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:
Article I
DEFINITIONS

Section 1.1    Certain Defined Terms. As used herein, the following terms shall have the following meanings:

(a)    “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Tampa, Florida are authorized or required by applicable law to close.
(b)    “Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of Pubco, having the rights set forth in the Amended and Restated Certificate of Incorporation.

(c)    “Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of Pubco, having the rights set forth in the Amended and Restated Certificate of Incorporation.
(d)    “Exchanged Interest Value” means, for each Exchanged Interest in a Roll-Up Subsidiary, the fair market value thereof as of the Specified Valuation Date, as determined by the Company (including, unless otherwise expressly provided in the applicable Roll-Up Subsidiary Governing Documents, by valuing the Exchanged Interest on a standalone basis, as if the Roll-Up Subsidiary was an independent agency that was not part of the combined Company group).
(e)    “IPO Closing” means the initial closing of the sale of the Class A Common Stock in the IPO.
(f)    “IPO Closing Date” means the date of the IPO Closing.
(g)    “IPO Price” means the price per share at which the Class A Common Stock is issued in the IPO, as determined by the Board or the pricing committee thereof.
(h)    “LLC Units” has the meaning given to such term in the Third Amended and Restated LLC Agreement.
(i)    “Person” means any individual, corporation, partnership, limited liability company, trust, estate, joint venture, governmental authority or other entity.
(j)    “Post-IPO LLC Member” means a Pre-Reorganization LLC Member or Pre-Reorganization Subsidiary LLC Member.
(k)    “Pre-Reorganization Subsidiary LLC Member” means any Person, other than the Company or any Wholly-Owned Subsidiary, that (i) owns capital stock or an equity interest in a Roll-Up Subsidiary immediately prior to the Reorganization Transactions and (ii) joins this Agreement by executing and delivering an Exchange Agreement.
(l)    “Reorganization Documents” means each of the documents attached as an exhibit hereto and all other agreements and documents entered into in connection with the Reorganization Transactions.
(m)    “Roll-Up Subsidiary” means each Subsidiary that (a) is not a Wholly-Owned Subsidiary, and (b) with respect to which all of the Persons, other than the Company or any Wholly-Owned Subsidiary, that own capital stock or an equity interest in such Subsidiary immediately prior to the Reorganization Transactions exchange such capital stock or equity interests for LLC Units pursuant to the Reorganization Transactions, thereby causing such Subsidiary to become a Wholly-Owned Subsidiary. The Roll-Up Subsidiaries shall be mutually determined by the Board and the Company and, for the avoidance of doubt, nothing in this Agreement requires all non-Wholly-Owned Subsidiaries to be designated as Roll-Up Subsidiaries.

(n)    “Roll-Up Subsidiary Governing Documents” means, for each Roll-Up Subsidiary, its organizational documents, including (if applicable) its shareholders’ agreement, operating agreement or limited liability company agreement.
(o)    “Second Amended and Restated LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated March 13, 2019.
(p)    “Specified Valuation Date” means, for each Roll-Up Subsidiary, the date of the most recent valuation of the Roll-Up Subsidiary by Reagan Consulting or other independent valuation firm (including pursuant to a “Calculation of Value” report), or such later date selected by the Company for purposes of valuing such Roll-Up Subsidiary for purposes of the Reorganization Transactions.
(q)    “Subsidiary” means any corporation, partnership, limited liability company, joint venture or other entity (i) in which the Company owns, directly or indirectly: (A) in the case of a corporation, at least 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation, or (B) in the case of a partnership, limited liability company, joint venture or other entity, at least 50% of the equity interest having the power to vote, direct or control the management of such entity, or (ii) that is otherwise included in the financial statements of the Company on a consolidated basis.
(r)    “Wholly-Owned Subsidiary” means any Subsidiary that is wholly-owned by the Company, either directly or indirectly.

Section 1.2    Terms Defined Elsewhere in this Agreement. Other capitalized terms used in this Agreement are defined elsewhere in this Agreement, as specified below:

Term	Section
Agreement	Preamble
Amended and Restated Bylaws	Section 2.1(a)
Amended and Restated Certificate of Incorporation	Section 2.1(a)
Assignment Agreement	Section 2.1(b)(vi)
Attorney	Section 2.2(c)
BIGH	Preamble
Board	Recitals
Class B Securities Purchase Agreement	Section 2.1(b)(iv)
Company	Preamble
Conversion	Section 2.1(b)(ii)
Exchange Agreement	Section 2.1(b)(iii)
Exchanged Interest	Section 2.1(b)(iii)
IPO	Recitals
Pre-Reorganization LLC Member	Preamble
Pubco	Preamble
Recapitalization Agreement	Section 2.1(b)(ii)
Reorganization Transaction	Section 2.1
Stockholders Agreement	Section 2.1(b)(v)
Tax Receivables Agreement	Section 2.1(b)(v)
Third Amended and Restated LLC Agreement	Section 2.1(b)(i)

Section 1.3    Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.
ARTICLE II
REORGANIZATION TRANSACTIONS

Section 2.1    Reorganization Transactions. Subject to the terms and conditions hereinafter set forth, and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the parties hereto shall take the actions described in this Section 2.1, or cause such actions to take place (each, a “Reorganization Transaction” and, collectively, the “Reorganization Transactions”):
(a)    One Business Day prior to the IPO Closing Date, the applicable parties shall take the actions set forth below (or cause such action to take place):
(i)    Pubco shall adopt and file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation of Pubco, in substantially the form attached hereto as Exhibit A (the “Amended and Restated Certificate of Incorporation”), with such changes or modifications as approved by the Board.
(ii)    Pubco shall adopt Amended and Restated Bylaws of Pubco in substantially the form attached hereto as Exhibit B (the “Amended and Restated Bylaws”), with such changes or modifications as approved by the Board.
(b)    Prior to the IPO Closing Date, the applicable parties shall take the actions set forth below (or cause such actions to take place), which shall, in each case, be effective immediately prior to the IPO Closing and in the following order:

(i)    Company LLC Agreement. The Company, Pubco and the requisite Pre-Reorganization LLC Members shall amend and restate the Second Amended and Restated LLC Agreement in substantially the form attached hereto as Exhibit C (the “Third Amended and Restated LLC Agreement”), with such changes or modifications as approved by the Board.
(ii)    Reclassification of Pre-Reorganization LLC Member Units. The Company and the Pre-Reorganization LLC Members shall enter into the Recapitalization Agreement in substantially the form attached hereto as Exhibit D (the “Recapitalization Agreement”), so that, among other things, the membership interests of the Company held by the Pre-Reorganization LLC Members are reclassified and converted into that number of LLC Units determined pursuant to the Recapitalization Agreement, effective simultaneously with the adoption of the Third Amended and Restated LLC Agreement (the “Conversion”).
(iii)    Exchange of Pre-Reorganization Subsidiary LLC Member Units. With respect to each Roll-Up Subsidiary (as mutually determined by the Board and the Company), the Company and each Pre-Reorganization Subsidiary LLC Member thereof shall enter into a Contribution and Exchange Agreement in substantially the form attached hereto as Exhibit E (an “Exchange Agreement”), pursuant to which (A) each such Pre-Reorganization Subsidiary LLC Member shall join and become a party to this Agreement and the Third Amended and Restated LLC Agreement, and (B) the capital stock or equity interests of the Roll-Up Subsidiary held by each such Pre-Reorganization Subsidiary LLC Member (the “Exchanged Interest”) shall be contributed to the Company and exchanged for that number of LLC Units equal to (A) the Exchanged Interest Value, divided by (B) the IPO Price, in each case, effective immediately after the Conversion.
(iv)    Class B Securities Purchase Agreement. Each of the Post-IPO LLC Members and Pubco shall enter into a Securities Purchase Agreement in substantially the form attached hereto as Exhibit F (for each Post-IPO LLC Member, its “Class B Securities Purchase Agreement”), pursuant to which Pubco shall issue to the Post-IPO LLC Member a number of shares of Class B Common Stock equal to the total number of LLC Units that such Post-IPO LLC Member owns after consummation of the transactions described in Section 2.1(b)(ii) and (iii).
(v)    Other Agreements. Each of the Post-IPO LLC Members and Pubco shall enter into (A) a Tax Receivables Agreement in substantially the form attached hereto as Exhibit G (the “Tax Receivables Agreement”), and (B) a Stockholders Agreement in substantially the form attached hereto as Exhibit H (the “Stockholders Agreement”). Pubco and certain Pre-Reorganization LLC Members approved by Pubco shall enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit I (the “Registration Rights Agreement”).
(vi)    Internal Contributions. With respect to each Roll-Up Subsidiary that is not a first-tier Subsidiary of the Company immediately prior to the consummation of the Reorganization Transactions, immediately following the Company’s receipt of the

Exchanged Interest(s) therein pursuant to the applicable Exchange Agreement(s), the Company shall (and, if necessary, shall cause its Subsidiaries to) enter into an Assignment Agreement in substantially the form attached hereto as Exhibit J (the “Assignment Agreement”) in order to contribute and assign the entire Exchanged Interest to the Subsidiary that, immediately prior to the consummation of the Reorganization Transactions, directly owned such Roll-Up Subsidiary, so that the Roll-Up Subsidiary, immediately after the consummation of the Reorganization Transactions, is 100% directly owned by such Subsidiary.
Section 2.2    Consent to Reorganization Transactions; Power of Attorney
(a)    Each of the parties hereto hereby acknowledges, agrees and consents to all of the Reorganization Transactions. Each of the parties hereto shall take all action necessary or appropriate in order to effect, or cause to be effected, to the extent within its control, each of the Reorganization Transactions; provided, that nothing herein requires Pubco or the Company to consummate the IPO.
(b)    Each Post-IPO LLC Member shall deliver to the Company or Pubco, as the case may be, promptly upon request (and in any event prior to the IPO Closing Date), duly executed versions of each of the Reorganization Documents to which it is a party, together with any other documents and instruments reasonably requested by either the Company or Pubco to be executed and delivered in connection with the Reorganization Transactions. If a Post-IPO LLC Member fails to take any action required by this Agreement after reasonable notice thereof, the Post-IPO LLC Member agrees that such action may be taken by the Attorneys appointed under Section 2.2(c).
(c)    In connection with the foregoing, each Post-IPO LLC Member hereby irrevocably constitutes and appoints L. Lowry Baldwin, Trevor L. Baldwin and Kristopher A. Wiebeck as attorneys-in-fact (individually, an “Attorney” and collectively, the “Attorneys”) of the Post-IPO LLC Member, each with full power and authority to act together or alone, including full power of substitution, in the name of and for and on behalf of the Post-IPO LLC Member with respect to all matters arising in connection with the Reorganization Transactions, including the power and authority to execute and deliver each Reorganization Document on behalf of such Post-IPO LLC Member and to take any and all actions necessary to effectuate the foregoing, including endorsing (in blank or otherwise) on behalf of such Post-IPO LLC Member any certificate or certificates representing LLC Units to be transferred by such Post-IPO LLC Member, or a stock power or powers attached to such certificate or certificates and taking any other action that the Attorneys, or any one of them, in their or his or her sole discretion may consider necessary or proper in connection with or to carry out the Reorganization Transactions, as fully as could such Post-IPO LLC Member if personally present and acting. This power of attorney and all authority conferred hereby are granted and conferred subject to the interests of Pubco and in consideration of those interests, and for the purpose of completing the transactions contemplated by the Reorganization Documents. This power of attorney and all authority conferred hereby is coupled with an interest and shall be irrevocable and shall not be terminated by a Post-IPO LLC Member or by operation of law, whether by the dissolution or liquidation of any corporation, limited liability company or partnership, or by the occurrence of any other event. If any event described in the preceding sentence shall occur before the completion of the Reorganization Transactions, then action taken by the Attorneys, or any one of them, pursuant to this power of attorney shall be as valid as if such event had not occurred, whether or not the Attorneys, or any one of them, shall have received notice of such event. Notwithstanding the foregoing, if this Agreement is terminated under Section 2.3, then from and after such date the Post-IPO LLC Member shall have the power to revoke all authority hereby conferred by giving notice on or promptly after such date to each of the Attorneys that this power of attorney has been terminated; subject, however, to all lawful action done or performed by the Attorneys or any one of them pursuant to this power of attorney prior to the actual receipt of such notice; and provided that any such revocation or termination shall not revoke the power of the Attorneys to take actions in connection with Section 2.3(b). Each Post-IPO LLC Member agrees to hold the Attorneys free and harmless from any and all loss, damage or liability that they, or either one of them, may sustain as a result of any action taken in good faith hereunder. It is understood that the Attorneys shall serve without compensation. For the avoidance of doubt, to the extent there is any conflict between the power of attorney set forth in this Section 2.2(c) and the power of attorney set forth in any other agreement between the Company and any Post-IPO LLC Member, such other agreement shall prevail.
Section 2.3    No Liabilities in Event of Termination; Certain Covenants.
(a)    In the event that (i) the IPO is abandoned by Pubco or (ii) the IPO Closing Date does not occur by the date that is twelve (12) months after the date of this Agreement, then (A) this Agreement and the other Reorganization Documents shall automatically terminate and be of no further force or effect except for this Section 2.3, Section 2.2(c) and Article 4 and (B) there shall be no liability on the part of any of the parties hereto, except termination will not relieve any party hereto from liability for any breach of this Agreement or a Reorganization Document prior to the date of such termination in which case any and all remedies available to the other parties either in law or equity shall be preserved and survive the termination of this Agreement.
(b)    In the event that this Agreement is terminated for any reason after the consummation of any Reorganization Transaction, the parties agree, as applicable, to cooperate and work in good faith to execute and deliver such agreements and consents and amend such documents and to effect such transactions or actions as may be necessary to re-establish the rights, preferences and privileges that the parties hereto had prior to the consummation of the Reorganization Transactions, or any part thereof, including voting any and all securities owned by such party in favor of any amendment to any organizational document and in favor of any transaction or action necessary to re-establish such rights, powers and privileges and causing to be filed all necessary documents with any governmental authority necessary to reestablish such rights, preferences and privileges, in each case as reasonably directed by the Company. If a Post-IPO LLC Member fails to take any action required by this Section 2.3(b) after reasonable notice thereof, the Post-IPO LLC Member agrees that such action may be taken by the Attorneys appointed under Section 2.2(c) (and such provision for this purpose shall survive termination of this Agreement).
(c)     For the avoidance of doubt, each party acknowledges and agrees that until the consummation of the Reorganization Transactions: (i) each Post-IPO LLC Member shall continue to own the capital stock or equity interests of the Company and/or Roll-Up Subsidiary, as the case may be, that it owns prior to the consummation of the Reorganization Transactions, in each case subject to all of the existing agreements, restrictions and obligations to which the Post-IPO LLC Member is a party or otherwise bound, and (ii) the rights of the parties hereto under the Second Amended and Restated LLC Agreement, the Roll-Up Subsidiary Governing Documents and any other agreements governing capital stock or equity interests of the Company or any Roll-Up Subsidiary shall not be affected, and all such agreements shall remain in full force and effect and unmodified.
(d)    Each Post-IPO LLC Member acknowledges and agrees that none of Pubco, the Company or any other party hereto shall be required to disclose any of the following information to the Post-IPO LLC Member, and may redact this information from any copy of a Reorganization Document provided to the Post-IPO LLC Member: (i) the identity of the Pre-Reorganization Subsidiary LLC Members, (ii) the valuation of the Company’s Subsidiaries used in consummating the transactions contemplated by the Exchange Agreements, except for the Roll-Up Subsidiary (if any) of which the Post-IPO LLC Member was an owner at the time of the Reorganization Transactions, or (ii) the number of LLC Units and shares of Class B Common Stock acquired by another Post-IPO LLC Member in the Reorganization Transactions, in each case except for any such information that is made publicly available by Pubco or the Company, or is required to be made publicly available under applicable law, in connection with the IPO.
ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each party hereto hereby represents and warrants to all of the other parties hereto as follows:

Section 3.1    The execution, delivery and performance by such party of this Agreement and of the applicable Reorganization Documents, to the extent a party thereto, has been duly authorized by all necessary action. If such party is not an individual, such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation.
Section 3.2    Such party has the requisite power, authority and legal right to execute and deliver this Agreement and each of the applicable Reorganization Documents, to the extent a party thereto, and to consummate the transactions contemplated hereby and thereby, as the case may be.
Section 3.3    This Agreement and each of the Reorganization Documents to which it is a party has been (or when executed will be) duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.
Section 3.4    Neither the execution, delivery and performance by such party of this Agreement and the applicable Reorganization Documents, to the extent a party thereto, nor the consummation by such party of the transactions contemplated hereby or thereby, nor compliance by such party with the terms and provisions hereof or thereof, will, directly or indirectly (with or without notice or lapse of time or both), (i) if such party is not an individual, contravene or conflict with, or result in a breach or termination of, or constitute a default under (or with notice or lapse of time or both, result in the breach or termination of or constitute a default under) the organizational documents of such party, (ii) constitute a violation by such party of any existing requirement of law applicable to such party or any of its properties, rights or assets or (iii) require the consent or approval of any Person, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the ability of such party to consummate the transactions contemplated by this Agreement.
ARTICLE IV
MISCELLANEOUS

Section 4.1    Amendments and Waivers. This Agreement (including its Exhibits) may be modified, amended or waived only with the written approval of Pubco (as approved by the Board), BIGH and The Villages Invesco, LLC. All parties to this Agreement shall be bound by any modification, amendment or waiver effected in accordance with this Section 4.1, whether or not such party has consented thereto; provided, however, that an amendment or modification that would affect any other party in a manner materially and disproportionately adverse to such party shall be effective against such party so materially and adversely affected only with the prior written consent of such party, such consent not to be unreasonably withheld, conditioned or delayed. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Notwithstanding anything to the contrary in this Section 4.1, nothing in this Section 4.1 shall be deemed to contradict the provisions of Section 2.3.
Section 4.2    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any party hereto without the prior written consent of Pubco and BIGH. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.
Section 4.3    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and not received by automated response). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. local time on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:
If to Pubco or the Company:

c/o Baldwin Risk Partners, LLC
4010 Boy Scout Boulevard, Suite 200
Tampa, Florida 33607
Attn: Trevor Baldwin or Kris Wiebeck
Facsimile: (813) 984-3201
Email: tbaldwin@bks-partners.com or kwiebeck@bks-partners.com

With copies (which shall not constitute actual notice) to:

Davis Polk & Wardwell LLP
Attn: Richard D. Truesdell, Jr.
450 Lexington Avenue
New York, New York 10017
Facsimile No.: (212) 701-5674
E-mail: Richard.truesdell@davispolk.com

If to a Post-IPO LLC Member, to the notice address for such Person provided under the terms of the Second Amended and Restated LLC Agreement or the Roll-Up Subsidiary Governing Documents to which it is a party, as applicable.

Section 4.4    Further Assurances. Each party to this Agreement, at any time and from time to time upon the reasonable request of either Pubco or the Company, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.
Section 4.5    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the Reorganization Documents, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
Section 4.6    Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.
Section 4.7    Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
Section 4.8    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.9    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.10    Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.
Section 4.11    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile, e-mail or .pdf format signature(s).
Section 4.12    Expenses. The Company shall pay all transaction costs associated with the Reorganization Transactions to the extent such costs are incurred for the benefit of all Post-IPO LLC Members (including those incurred by the Company), as determined by the Company. Expenses incurred by any Post-IPO LLC Member on its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such Post-IPO LLC Member) will not be considered costs incurred for the benefit of all Post-IPO LLC Members and, unless otherwise agreed by the Company, will be the responsibility of such Post-IPO LLC Member.
[Signature page follows]

BALDWIN RISK PARTNERS, LLC
By: /s/ Trevor Baldwin
Name: Trevor L. Baldwin
Title: Chief Executive Officer

BRP GROUP, INC.
By: /s/ Kris Wiebeck
Name: Kris Wiebeck
Title: CFO

BALDWIN INSURANCE GROUP HOLDINGS, LLC
By: /s/ L. Lowry Baldwin
Name: L. Lowry Baldwin
Title: Manager

L. LOWRY BALDWIN
By: /s/ L. Lowry Baldwin
Name: L. Lowry Baldwin
Title: Partner

LAURA R. SHERMAN
By: /s/ Laura Sherman
Name: Laura Sherman
Title: Founding Partner

ELIZABETH H. KRYSTYN
By: /s/ Elizabeth Krystyn
Name:
Title:

TREVOR L. BALDWIN
By: /s/ Trevor Baldwin
Name: Trevor Baldwin
Title: CEO

THE LAURA R. SHERMAN GRAT 2019-1, DATED SEPTEMBER 30, 2019
By: /s/ Laura Sherman
Name: Laura R. Sherman
Its: Sole Trustee

THE LAURA R. SHERMAN GRAT 2019-2, DATED SEPTEMBER 30, 2019
By: /s/ Laura Sherman
Name: Laura R. Sherman
Its: Sole Trustee

THE ELIZABETH H. KRYSTYN 2019 GRANTOR RETAINED ANNUITY TRUST I, DATED SEPTEMBER 30, 2019
By: /s/ Elizabeth Krystyn
Name: Elizabeth H. Krystyn
Its: Sole Trustee

THE ELIZABETH H. KRYSTYN 2019 GRANTOR RETAINED ANNUITY TRUST II, DATED SEPTEMBER 30, 2019
By: /s/ Elizabeth Krystyn
Name: Elizabeth H. Krystyn
Its: Sole Trustee

KRISTOPHER A. WIEBECK
By: /s/ Kris Wiebeck
Name: Kris Wiebeck
Title: CFO

THE KRISTOPHER A. WIEBECK 2019 GRANTOR RETAINED ANNUITY TRUST, DATED SEPTEMBER 30, 2019
By: /s/ Kris Wiebeck
Name: Kristopher A. Wiebeck
Its: Sole Trustee

JOHN A. VALENTINE
By: /s/ John Valentine
Name: John Valentine
Title: Chief Partnership Officer

THE JOHN A. VALENTINE 2019 GRANTOR RETAINED ANNUITY TRUST, DATED SEPTEMBER 30, 2019
By: /s/ John Valentine
Name: John A. Valentine
Its: Sole Trustee

DANIEL GALBRAITH
By: /s/ Daniel Galbraith
Name: Daniel Galbraith
Title: Chief Operating Officer

BRADFORD L. HALE
By: /s/ Bradford L. Hale
Name: Bradford Hale
Title: Chief Accounting Officer

JOSEPH D. FINNEY
By: /s/ Joseph D. Finney
Name:
Title: Main Street President

THE VILLAGES INVESCO, LLC
By: /s/ Kelsea Morse Manly
Name: Kelsea Morse Manly
Title: Manager

CHRISTOPHER J. STEPHENS
By: /s/ Christopher Stephens
Name:
Title:

MATTHEW HAMMER
By: /s/ Matthew Hammer
Name:
Title:

WMTHCS & ASSOCIATES, LLC
By: /s/ H. William Montoya
Name: H. William Montoya
Title: Managing Partner

AMY INGRAM
By: /s/ Amy Ingram
Name: Amy Ingram
Title: Commercial Managing Director

KELLY NASH
By: /s/ Kelly Nash
Name: Kelly Nash
Title: Managing Director

WILLIAM TAULBEE
By: /s/ William P. Taulbee II
Name: William P. Taulbee II
Title: Partner

MARK WEBB
By: /s/ R. Mark Webb
Name: R. Mark Webb
Title: Partner

RICHARD RUSSO
By: /s/ Richard P. Russo Jr.
Name: Richard P. Russo Jr.
Title: Partner

FIDUCIARY PARTNERS RETIREMENT GROUP, INC.
By: /s/ Kenneth F. Jewell
Name: Kenneth F. Jewell
Title: CEO

KMW CONSULTING, LLC
By: /s/ Kris Wiebeck
Name: Kris Wiebeck
Title: MM

W. DAVID COX
By: /s/ W. David Cox
Name:
Title:

MICHAEL P. RYAN
By: /s/ Michael P. Ryan
Name: Michael P. Ryan
Title: Managing Advisor

INSURANCE AFFORDABLE, INC.
By: /s/ D P Gagnon Jr.
Name: Dennis P. Gagnon Jr.
Title: Pres

BRIAN BRENNAN
By: /s/ Brian Brennan
Name: Brian Brennan
Title:

CLINTON DURST
By: /s/ Clinton James Durst
Name: Clinton James Durst
Title: Personal Lines Manager

KEN SPRAGGINS
By: /s/ Ken Spraggins
Name: Ken Spraggins
Title:

DREW ARMACOST
By: /s/ Drew Armacost
Name:
Title:

INSURANCE AGENCIES OF THE VILLAGES, INC.
By: /s/ Kelsea Morse Manly
Name: Kelsea Morse Manly
Title: President

RYAN INSURANCE & FINANCIAL SERVICES, INC.
By: /s/ Sean D. Ryan.
Name: Sean D. Ryan
Title: President

CRB INSURANCE, LLC
By: /s/ Christopher R. Black
Name: Christopher R. Black
Title: Managing Member

ROBERT J WENTZELL FAMILY PARTNERSHIP
By: /s/ Robert J. Wentzell
Name: Robert J. Wentzell
Title: Managing Partner

ROBERT C. WENTZELL
By: /s/ Robert Wentzell
Name: Robert Wentzell
Title: Managing Partner

FOUNDATION INSURANCE OF FLORIDA, INC.
By: /s/ JasonEisenberg
Name: Jason Eisenberg
Title: Manager

MILLENNIAL SPECIALTY HOLDCO, LLC
By: /s/ James M. Roche
Name: James M. Roche
Title: Managing Partner

AB RISK HOLDCO, INC.
By: /s/ Keith Becker
Name: Keith Becker
Title: President

EMANUEL LAURIA
By: /s/ Emanuel Lauria
Name: Emanuel Lauria
Title: CEO

IPEO SOLUTIONS LLC
By: /s/ Michael Ortoll
Name: Michael Ortoll
Title: CEO

Exhibit A

Amended and Restated Certification of Incorporation

See attached.

Exhibit B

Amended and Restated Bylaws

See attached.

Exhibit C

Third Amended and Restated LLC Agreement

See attached.

Exhibit D

Recapitalization Agreement

See attached.

Exhibit E

Form of Contribution and Exchange Agreement

See attached.

Exhibit F

Class B Securities Purchase Agreement

See attached.

Exhibit G

Tax Receivables Agreement

See attached.

Exhibit H

Stockholders Agreement

See attached.

Exhibit I

Registration Rights Agreement

See attached.

Exhibit J

Assignment Agreement

See attached.